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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12

                                 PULITZER INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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         This filing relates to a planned merger of LP Acquisition Corp., a
Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Lee Enterprises, Incorporated, a Delaware corporation ("Lee") with and into Pulitzer Inc. ("Pulitzer") (the "Merger"), with Pulitzer as the surviving corporation pursuant to the terms of an Agreement and Plan of Merger, dated as of January 29, 2005 by and among Pulitzer, Lee and the Purchaser (the "Merger Agreement").

         The following is a newspaper article published on February 4, 2005 in the St. Louis Post-Dispatch.

2nd shareholder files suit in Pulitzer buyout

A second shareholder has sued Pulitzer Inc., claiming that the $64-a-share buyout offer it accepted from Lee Enterprises is inadequate.

James Fern's suit Wednesday in a Delaware state court alleges that Pulitzer and its board of directors spurned at least one other potential bidder that could have offered a superior price.

The claim refers to an effort by a group of reporters and editors at the Post-Dispatch to arrange a buyout through an employee stock ownership plan.


Fern's suit is designed as a class-action case representing all Pulitzer shareholders other than the defendants.

The suit alleges that Pulitzer and its directors fashioned the structural terms of the deal to meet Lee's specific needs.

Another shareholder, Todd M. Veeck, filed a similar suit on Monday.

Pulitzer said in November it had hired Goldman, Sachs & Co. to explore strategic alternatives for boosting shareholder value, including the possible sale of the company.

Pulitzer announced Sunday that its board and controlling shareholders had decided that a sale to Lee was the best option for preserving the company's journalistic legacy and positioning it for the future.

Christopher Carey


ADDITIONAL INFORMATION AND WHERE TO FIND IT

         The proposed transaction will be submitted to Pulitzer's stockholders for


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their consideration, and Pulitzer will file with the SEC a proxy statement to be used to solicit the stockholders' approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction.

         STOCKHOLDERS OF PULITZER ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the proxy statement, as well as other filings containing information about Pulitzer, may be obtained at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to James V. Maloney, Secretary, Pulitzer Inc., 900 North Tucker Boulevard, St. Louis, Missouri 63101.

PARTICIPANTS IN THE SOLICITATION

         Pulitzer and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Pulitzer in connection with the proposed transaction. Information regarding Pulitzer's directors and executive officers is available in Pulitzer's proxy statement for its 2004 annual meeting of stockholders, which was filed with the SEC on April 2, 2004. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.